United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2023

Digital Health Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 N Federal Hwy #304

Boca Raton, FL 33432

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant	DHACU	The Nasdaq Stock Market LLC

Common Stock, par value $0.0001 per share	DHAC	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	DHACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in its Current Report on Form 8-K filed on October 7, 2022 (the “Current Report”), in connection, and concurrently, with the execution of the Second Amended and Restated Business Combination Agreement, dated as of October 6, 2022, by and among the Company, DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc. and iDoc Virtual Telehealth Solutions, Inc. (as amended, the “Business Combination Agreement”), Digital Health Acquisition Corp. (“DHAC” or the “Company”) entered into an Amended and Restated Securities Purchase Agreement, dated as of October 6, 2022 (the “PIPE SPA”) with certain accredited investors (the “PIPE Investors”). Pursuant to Section 4(o) of the PIPE SPA, the PIPE Investors have a participation right, but not an obligation, in subsequent offerings of the Company’s equity securities. Prior to the closing of the transactions contemplated by the Business Combination Agreement (the “Business Combination), the Company intends to offer the PIPE Investors the right to purchase up to an additional $2,000,000 of shares of its Series A Preferred Stock (the “Additional PIPE Shares”) and accompanying warrants on the same terms and conditions as provided in the PIPE SPA in accordance with and pursuant to Section 4(o) of the PIPE SPA (the “Additional PIPE Offering”).

On January 18, 2023, the Company entered into a backstop agreement (the “Backstop Agreement”) with Digital Health Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor committed to purchase any and all of such Additional PIPE Shares and accompanying warrants that remain unpurchased by the PIPE Investors in the Additional PIPE Offering (the “Remaining Securities”) at the same purchase price and on the same terms and conditions of the Additional PIPE Offering (the “Backstop Commitment”).

The Backstop Agreement contains customary representations, warranties, and agreements of the Company and the Sponsor and is subject to customary closing conditions and termination rights. If the conditions to the consummation of the Backstop Commitment contemplated by the Backstop Agreement are triggered, the closing of the sale of the Remaining Securities is expected to occur substantially concurrently with the closing of the transactions contemplated by the PIPE SPA.

Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings given to such terms in the Backstop Agreement.

The Backstop Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description is qualified in its entirety by reference to the full text of the Backstop Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of any such state.

Exhibit 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.1	Backstop Agreement, dated as of January 18, 2023, by and among Digital Health Acquisition Corp. and Digital Health Sponsor LLC

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2023

DIGITAL HEALTH ACQUISITION CORP.

By:	/s/ Scott Wolf
Name:	Scott Wolf
Title:	Chief Executive Officer and Chairman